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                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT 10.46


January 20, 1999



Jeffrey T. Arnold
Chairman and Chief Executive Officer
WebMD, Inc.
400 The Lenox Building
3399 Peachtree Road NE
Atlanta, Georgia 30326

RE:  DISTRIBUTION AGREEMENT

Dear Mr. Arnold:

Reference is made to that certain Investment Agreement (the "Investment Agreement") of even date herewith between WebMD, Inc. ("WEBMD") and HBO & Company of Georgia ("HBOCG"). Pursuant to the Investment Agreement, HBOCG has agreed to purchase and WebMD has agreed to issue and sell to HBOCG 650,000 shares of WebMD's Series B Preferred Stock (the "SHARES") for an aggregate purchase price of $13 million. HBOCG is a wholly owned subsidiary of McKesson HBOC, Inc. (MCK/HBOC"). As a material inducement to McK/HBOC to cause HBOCG to enter into the Investment Agreement and to purchase the Shares thereunder, WebMD hereby agrees with McK/HBOC as follows:

1. WebMD hereby appoints McK/HBOC as distributor of its WebMD service and related products (including WebRN and other similar products now existing or proposed to be developed by WebMD) the "WEBMD PRODUCTS") to integrated delivery networks, acute care hospitals, long-term and alternate site care facilities, physician offices, retail and institutional pharmacies, pharmaceutical and biotechnology companies, and manufacturers of medical/surgical supplies (the "MCK/HBOC MARKET"). McK/HBOC agrees to market the WebMD Products within the McK/HBOC Market. McK/HBOC shall be the co-exclusive (with WebMD) distributor of WebMD Products to integrated delivery networks. WebMD agrees to pay McK/HBOC, as a distribution service fee, $*** per month per subscription to the WebMD service placed by McK/HBOC, but will not apply to subscriptions purchased by McK/HBOC until such subscriptions are resold to and activated by end-user subscribers. Such distribution fee shall be payable for every month during which the subscriber remains a subscriber to the WebMD service, including any extensions or renewals, whether or not McK/HBOC was involved in soliciting such extension or renewal. In the event WebMD offers additional WebMD Products during the term of this agreement, or raises the subscription rate for its WebMD service, WebMD will pay McK/HBOC a monthly distribution service fee on the same terms described above, at a rate calculated as ***% of the monthly subscription fee payable by the subscriber. In the event WebMD pays any distributor a service fee for

_____________________
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.
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distribution services at a higher rate than that determined in accordance with the preceding paragraph, the fee payable to McK/HBOC shall automatically be adjusted to such higher rate.

2. McK/HBOC agrees to place or purchase, at WebMD's current pricing as to the date hereof, a minimum of *** three-year Basic Subscriptions to WebMD, within twelve (12) months following the Live Date (as hereinafter defined), of which a minimum of *** shall be placed or purchased within the first three (3) months following the Live Date, an aggregate minimum of *** shall be placed or purchased within the first six (6) months, and an aggregate minimum of *** shall be placed or purchased within the first nine (9) months. Such three-year Basic Subscriptions shall include a termination provision allowing the subscriber (or, with respect to subscriptions purchased by McK/HBOC, McK/HBOC), to terminate the subscription, without cost to the subscriber or McK/HBOC, after the initial twelve months of the subscription, provided that such termination right must be exercised no later than 30 days following the end of such initial twelve months. (For purposes of certainty, McK/HBOC's obligation with respect to Basic Subscriptions it purchases (i.e., rather than places) shall be to pay the equivalent of one-year's subscription fees per subscription purchased, plus accrued usage fees, if any, for Virtual Receptionist or other special features.) In connection with the first *** such subscriptions placed during such twelve-month period, McK/HBOC shall be entitled to offer to subscribers a credit of $*** towards purchases of medical/surgical supplies made through WebMD from McKesson General Medical, Inc. WebMD will rebate to McK/HBOC $*** for each subscription placed by McK/HBOC in achieving McK/HBOC's minimum obligations, as well as any subscriptions purchased by McK/HBOC in achieving such obligations. WebMD agrees that it will provide a promotional incentive reasonably acceptable to McK/HBOC, to be offered by McK/HBOC in conjunction with subscriptions placed in excess of the subscriptions placed or purchased to satisfy McK/HBOC's minimum obligations. WebMD agrees to meet with McK/HBOC in timely fashion in order to negotiate in good faith the terms of such promotional incentive.

Notwithstanding the foregoing to the contrary,

     (a) The number of subscriptions required to be placed or purchased by McK/HBOC hereunder or under the Prior Agreement shall in no event be greater than (i) the number of paid subscriptions to WebMD (excluding subscribers through McK/HBOC) or (ii) the number of additional subscribers capable of being reasonably supported by WebMD's hardware, software and technical support services; and

     (b) McK/HBOC shall be relieved of any further obligation to place or purchase subscriptions under this agreement and the Prior Agreement (as hereinafter defined) if WebMD enters into "take or pay" arrangements with distributors bringing the total number of subscriptions subject to such arrangements above *** (including the *** subscriptions subject to such arrangements under this agreement and the Prior Agreement).

_____________________
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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3.  (a) In consideration of McK/HBOC's services as a distributor within the
McK/HBOC Market, WebMD agrees to feature direct and seamless Web-enabled access to McK/HBOC Products and Services, and to constitute McK/HBOC as the exclusive gateway for electronic commerce transactions with respect to products and services within the Exclusive Categories (as defined in Section (f), below).

(b) WebMD will provide McK/HBOC with a minimum of $*** in WebMD's research and development services, research and development funding, or third-party contractor development services to develop web-enabled McK/HBOC sites in mutually agreed and prioritized product and service areas representing the full spectrum of the McK/HBOC Exclusive Categories (including without limitation developing order entry functionality). Such commitment shall be allocated among funding, WebMD development and third-party development by WebMD in its reasonable discretion, after consultation with McK/HBOC. To the extent the foregoing commitment is fulfilled in the form of WebMD or third party services, the value of such services shall be determined by agreement of the parties based on a comparison to comparable commercially available services. The parties will use their diligent efforts to achieve such seamless Web-enabled access so as to allow, at a minimum, *** from McK/HBOC no later than July 1, 1999. The initial focus of such effort shall be on developing ***; thereafter, the development effort shall be directed toward web-enabling those other McK/HBOC Products and Services determined by mutual prioritization. The date upon which the parties agree that *** is industry competitive and reasonably available for use by McK/HBOC customers is referred to herein as the "LIVE DATE." The parties agree to meet within thirty (30) days following the execution of this letter and negotiate in good faith functional standards and tests to be used to determine the Live Date.

(c) During the term of this agreement, for so long as McK/HBOC is satisfying the Performance Criteria (as defined in Section 4(c), below), the access described in this Section 3 shall be exclusive to McK/HBOC within the Exclusive Categories; that is, no WebMD Product shall provide access (including access through any search engine accessible through the WebMD website, except as provided in Section 3(e)(ii)), to any product or service to customers in the McK/HBOC Market within the Exclusive Categories other than McK/HBOC Products and Services.

(d) WebMD represents and warrants to McK/HBOC that it has terminated, or has given notice of termination of (effective within no more than ninety (90) days of the date hereof), any contractual obligation with any third party that is inconsistent with the terms of this letter, including without limitation the exclusivity described in this Section 3, it being understood that the agreements identified in Section 3(h), below, shall not be deemed inconsistent with the terms of this letter.

(e) Notwithstanding anything in this Section 3 to the contrary, (i) unframed links to websites of companies providing such products or services may be included as part of a comprehensive

_____________________
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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alphabetical listing of healthcare companies in the VPM Industry Directory in substantially the form of such directory as of the date of this letter and (ii) WebMD shall not be obligated to restrict the listing of such companies in search results obtained through use of any general purpose, third-party search engine accessible on WebMD's website.

(f) For purposes of this agreement, "MCK/HBOC PRODUCTS OR SERVICES" shall mean all products or services currently or hereafter offered by McK/HBOC, within the following categories (the "EXCLUSIVE CATEGORIES"):

          *** and

the following category, upon negotiation of an agreement between WebMD and *** a subsidiary of McK/HBOC, that is mutually and reasonably satisfactory to the parties,

          *** and

those areas within the following categories as to which the parties shall agree pursuant to paragraph (g), below:

          ***

g) Within 60 days following the date hereof, the parties shall meet and negotiate in good faith the scope of McK/HBOC's exclusivity with respect to categories (v)-(vii), above and appropriate mechanisms for adjusting such scope as McK/HBOC develops additional capabilities within those categories.

h) McK/HBOC acknowledges that WebMD has agreements with *** which may provide access for products and services within the Exclusive Categories. To the extent this agreement would otherwise require WebMD to provide exclusive access for such products and services to McK/HBOC, WebMD shall provide access to McKesson on a co-exclusive basis with such other entity for the remaining term (exclusive of any renewal or extension term requiring WebMD's consent) of such other entity's agreement, except in the

-----------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.
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case of ***, to the extent such agreement provides for exclusivity to ***.
Thereafter, WebMD shall provide such access to McKesson alone on an exclusive basis.

i) During the term of this agreement, for so long as WebMD continues to satisfy the Performance Criteria, McK/HBOC will not enter an agreement with any Material Competitor of WebMD to establish *** on a website operated by such Material Competitor. For purposes of this provision, a "MATERIAL COMPETITOR" of WebMD shall mean any national provider of web-based access to the McK/HBOC Market that provides healthcare-related (i) content, community or services; (ii) connectivity and communications, and (iii) e-commerce in competition with WebMD. Nothing in this provision shall prevent McK/HBOC from ***.

4. a) The term of this agreement shall be for five (5) years beginning on the Live Date. This agreement shall be automatically extended for an additional five (5) year term, unless either party shall have failed to satisfy the Performance Criteria, as hereinafter defined. Thereafter, this agreement shall be automatically extended for an unlimited number of additional one-year extension terms, unless either party gives written notice of termination at least 180 days prior to the end of the then current term or extension term. If either party shall fail to satisfy the applicable Performance Criteria, then the other party, by written notice given no later than 90 days' prior to the expiration of the initial five year term, may cause this agreement to terminate without extension at the end of such initial term.

b) This agreement may only be terminated by a party upon a material breach of any of the provisions hereof by the other party, if such breach has not been cured within thirty (30) days following receipt of written notice thereof.

c) Within sixty (60) days following the date hereof, the parties shall agree upon specific measurements to be applied to the parties' performance of their respective obligations hereunder (the "PERFORMANCE CRITERIA"). The Performance Criteria applicable to McK/HBOC shall be designed to evaluate McK/HBOC's relative commercial competitiveness as a web-based distributor and provider of products and services within the Exclusive Categories to the McK/HBOC Market; the Performance Criteria applicable to WebMD shall be designed to evaluate WebMD's relative commercial competitiveness among providers of web-based access targeted at the McK/HBOC Market.

5. Notwithstanding any provision of this agreement to the contrary, the existing distribution agreements between HBOCG and WebMD (collectively, the ""PRIOR AGREEMENT") shall remain in full force and effect, provided that subscriptions placed or purchased by McK/HBOC may be allocated, at McK/HBOC's option, to satisfy the respective targets set forth in either agreement and to enjoy the benefits of the respective incentives set forth in either agreement. The parties agree to continue to negotiate in good faith to enter into a definitive strategic

-----------
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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alliance agreement containing terms and conditions consistent with the foregoing provisions and such other terms and conditions as the parties shall agree in order to effect the intent of the foregoing provisions (the "Definitive Agreement"). Notwithstanding the foregoing, the absence of a Definitive
Agreement shall not impair the effectiveness of the agreements set forth in this letter. Prior to execution of a Definitive Agreement, this letter, the Investment Agreement, and the Prior Agreement shall represent the complete agreement of the parties regarding the subject matter hereof.

6. Neither party will issue any press release, or make any other public statement with respect to the subject matter of this agreement without the consent of the other party, which consent shall not be unreasonably withheld.

Please indicate your agreement to the foregoing by executing a copy of this letter and returning it to me at the above address. This letter shall become effective upon our receipt of your executed copy.

Sincerely,


McKesson HBOC, INC.

By: /s/
    -------------------------

Title: Vice President


AGREED:


WEBMD,INC.

By: /s/ W. Michael Heekin
    -------------------------

Title: Executive Vice President, Strategic Relations

Date: January 20, 1999

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